UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 30, 2008, NTN Buzztime, Inc. (the “Company”) convened the Annual Meeting of Stockholders of the Company (the “Annual Meeting”). It was established that a majority of the shares of common stock of the Company outstanding as of the record date of April 2, 2008 (the “Record Date”) were present at the Annual Meeting, either in person or by proxy, constituting a quorum.

The Company previously announced that on May 29, 2008, Michael Fleming was appointed as Chairman of the Board of Directors and interim Chief Executive Officer of the Company and former CEO and director Dario Santana resigned from the Board of Directors and declined to stand for re-election at the Annual Meeting. In addition, as previously announced, on May 23, 2008 Kirk Read resigned from the Board of Directors and declined to stand for re-election at the Annual Meeting. In light of these changes, the Company determined that it was in the best interests of the Company’s stockholders to adjourn the Annual Meeting in order to provide additional disclosure to the Company’s stockholders about these and other matters.

Accordingly, before any other business was conducted at the Annual Meeting, the Annual Meeting was adjourned to be re-convened on June 26, 2008 at 9:00 a.m. Pacific time at the Courtyard by Marriott located at 5835 Owens Avenue, Carlsbad, California 92008.

On or about June 3, 2008, the Company mailed to all stockholders of record as of the Record Date an update to the proxy statement relating to the Annual Meeting as well as an updated proxy card.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

BY:	/s/ Kendra Berger
Kendra Berger Chief Financial Officer

Date: June 3, 2008